                                                                                                        EXHIBIT 99.1

Contact:        Robin Cohan                                            Symbol:  TSIC
                Chief Financial Officer                                Traded:  Nasdaq National
                Tropical Sportswear Int'l Corporation
                Tel: (813) 249-4900
                Fax: (813) 249-4904

                                                                                              FOR IMMEDIATE RELEASE

Tropical Sportswear Int'l Corporation Announces Changes in Senior Management and the Board of Directors

TAMPA, Fla.--August 12, 2003--Tropical  Sportswear Int'l Corporation (NASDAQ:  TSIC) announced today that its Board of Directors has concluded the review of strategic  alternatives  that began with the  appointment of Merrill Lynch on June 2, 2003.  The Board of Directors has determined  that it is in the best long-term  interest of the Company, and the best  alternative  for  increasing  shareholder  value,  that the Company  continues  pursuing  its present strategic business plan.

The  Company  also  announced  several  changes  in  senior  management  and  the  Board  of  Directors.   Eloy  S.
Vallina-Laguera  has been  appointed  Chairman  of the Board,  succeeding  Michael  Kagan,  and Mr.  Kagan has been appointed  Chief  Executive  Officer and will  remain a member of the Board of  Directors.  Mr.  Vallina has been a member of the Board  since  1989.  Mr.  Kagan was  appointed  as a director  and  Chairman of the Board in November
2002.  Prior to that  appointment,  Mr. Kagan had been a director and the Company's  Chief  Financial  Officer from
November 1989 until his retirement in August 2002. Mr. Kagan has over 30 years of apparel related experience.

The Company  also  announced  that  Richard J. Domino will become  President  and Robin J. Cohan will become  Chief
Financial  Officer and  Treasurer.  Mr. Domino has been with the Company since 1988 serving in various  capacities, including as President of the  Company's  private  brand  division.  Mr.  Domino has over 30 years of experience in the apparel  industry.  Ms. Cohan has been with the Company  since March 2000  serving as Senior Vice  President of
Finance.  Ms.  Cohan  is a C.P.A.  and has  over 10  years  of  experience  as a  financial  executive  for  public companies.  Ms. Cohan also spent 5 years in public accounting with PricewaterhouseCoopers.

The Company has  decided  to  terminate  the  employment of Christopher B. Munday, the former President and CEO, N.
Larry McPherson,  the  former  Executive Vice President and CFO,  and Gregory Williams,  the  former Executive Vice
President and General Counsel,  each  effective August 15, 2003.  Michael R. Mitchell,  the former President of the
Savane division,  has agreed to step down and pursue other interests, also effective August 15, 2003.  The one-time charges associated with the management changes will be reflected in the fourth quarter results.

Mr. Kagan commented "we believe that we can better enhance  long-term  shareholder  value by remaining  independent and  restructuring  the  business.  The former  management  team had  initiated  and completed a number of positive changes in the business and these additional  structural  changes will further  streamline the business by focusing the operations under one well-qualified  president.  We are getting back to our core operations,  and these are the additional steps we need to take in getting there."

TSI is a designer, producer and marketer of high-quality branded and retailer private branded apparel products that are sold to  major retailers in all levels and channels of distribution.  Primary  product lines feature casual and dress-casual pants,  shorts,  denim jeans,  and woven and knit shirts for men, women,  boys and girls.  Major owned brands include  Savane(R), Farah(R),  Flyers(TM),  The Original Khaki Co.(R),  Bay to Bay(R), Two Pepper(R),  Royal
Palm(R),  Banana Joe(R),  and Authentic Chino Casuals(R).  Licensed brands include Bill Blass(R) and Van Heusen(R).
Retailer  national  private  brands  that  we  produce  include  Puritan(R),  Member's Mark(R),  Sonoma(R), Croft &
Barrow(R),  St. John's Bay(R), Charter Club(R), Roundtree & Yorke(R), Geoffrey Beene(R), G.H. Bass(R), Izod(R), and
White Stag(R).  TSI distinguishes itself  by providing major retailers with comprehensive brand management programs and  uses  advanced technology to provide retailers with customer, product and market analyses, apparel design, and merchandising consulting and inventory forecasting with a focus on return on investment.

This press release contains forward-looking statements, which are subject to the safe harbor created by the Private
Securities Litigation Reform Act of 1995.  Management  cautions  that  these statements  represent  projections and estimates  of  future  performance and involve certain risks and uncertainties.  The Company's actual results could differ materially from  those  anticipated  in  these  forward-looking statements as a result of factors including, without limitation,  disruption in the business associated with the changes in senior management referenced in this press release, general economic conditions, including but not  necessarily limited to,  recession or other cyclical effects  impacting  our  customers  in  the  US or abroad,  and other risk factors listed from time to time in  the
Company's reports (including its Annual Report on Form 10-K)filed with the U.S. Securities and Exchange Commission.
In addition,  the estimated  financial  results for any  period do not necessarily indicate the results that may be expected  for  any  future period,  and any forward-looking statement speaks  only  as  of  the  date on which such statement is made,  and the Company undertakes no obligation to update any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances.